PLURISTEM LIFE SYSTEMS INC.

INVESTORS' RIGHTS
AGREEMENT

INVESTORS' RIGHTS AGREEMENT

THIS INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 25th day of October, 2004, by and among Pluristem Life Systems Inc., a Nevada corporation (the "Company") and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" with respect to the shares of Common Stock held by it and collectively the "Investors").

RECITALS

WHEREAS, the Company and the Investor are parties to the Common Stock and Warrant Purchase Agreement, dated as of October 25, 2004 (as the same may be amended from time to time, the "Purchase Agreement")

WHEREAS, in order to induce the Investors to invest funds in the Company, the Investors and the Company hereby agree to enter into this Agreement which shall set forth the rights of the Investor to cause the Company to register shares of Common Stock issued or issuable to the Investors under the Purchase Agreement and certain other matters as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Definitions

For purposes of this Agreement:

1.1 The term "Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

1.2 The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.3 The term "Common Stock" means the Company's Common Stock, par value US $0.00001 per share.

1.4 The term "Control" (including the terms "Controlled by" and "under common control with") means, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

1.5 The term "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the 1934 Act.

1.6 The term "Affiliate" means, with respect to any specified Person, any Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

1.7 The term "Warrant" shall mean any of the warrants issued to the Investors pursuant to the Purchase Agreement.

1.8 The term "Registrable Securities" means (i) Common Stock, held by the Investors and/or transferees of the Investors issued under the Purchase Agreement including Common Stock resulting from exercise of Warrants and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock referred to in clause (i), excluding in all cases, however, (A) any Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned; (B) any shares of Common Stock that could be distributed by the holder thereof pursuant to Rule 144 (in accordance with applicable law) within six (6) months without the registration of such shares and (C) any shares of Common Stock covered by a registration statement in effect.

1.9 The number of shares of "Registrable Securities then outstanding" shall be determined by the number of Common Stock outstanding, calculated on an as-converted basis, which are Registrable Securities.

1.10 "Rule 144" shall mean Rule 144 under the Act or any successor or similar rule as may be enacted by the SEC from time to time, but shall not include Rule 144A.

1.11 The term "Holder" means any person lawfully owning or having the right to acquire Registrable Securities.

1.12 The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

1.13 The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.14 The term "SEC" shall mean the Securities and Exchange Commission.

2. Initial Registration.

2.1 Subject to the conditions of this Section 2, the Company shall file a registration statement (the "Initial Registration") under the Act covering the registration of the Registrable

Securities, to become effective within nine months of the Closing (as such term is defined in the Purchase Agreement). The Company shall use best efforts to effect the registration under the Act of all Registrable Securities held by the Holders as aforesaid.

2.2 If the Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company. The underwriter will be selected by the Holders subject to the approval of the Company (not to be unreasonably withheld). In such event the right of any person to include securities in such registration shall be conditioned upon such person's participation in such underwriting and the inclusion of such person's securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the selected underwriter or underwriters. If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Holders. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided that if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum limitations imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration, the right to include additional Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders.

2.3 If the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be limited and shall be allocated, first, to the Holders with respect to their Registrable Securities and second (if any additional shares may be included), to any holders of other securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. If the underwriter has not so limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration will not thereby be or the price applicable to such included securities will not thereby be reduced.

(i) The Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 2 prior to the date which is the month anniversary of the Closing.

2.4 Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

3. Company Registration.

3.1 If (but without any obligation to do so) the Company proposes, commencing nine months after the Closing, to register (including, for this purpose, a registration effected by the

Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act), the Company shall, at such time, promptly give each Holder who holds Registerable Securities a written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 5, use best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

3.2 The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company.

3.3 In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 3 to include any of the securities of the Holders in such underwriting unless they accept the terms of the underwriting, in customary form, as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company and approved by holders of at least a majority of the Registrable Securities, which approval shall not be unreasonably withheld, and then only in such quantity as the underwriters determine in their sole discretion will not materially and adversely jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion could materially and adversely jeopardize the success of the offering by the Company, then the Company shall be required to include in the offering only that number of securities, including Registrable Securities, that the underwriters determine in their sole discretion will not materially and adversely jeopardize the success of the offering (the securities so included to be (i) first the securities which the Company proposes to register, (ii) second, if remaining, pro rata among the Holders exercising their piggyback registration rights pursuant to Section 3.1 above based on their holdings of the Registrable Securities. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders' securities are first excluded.

3.4 For purposes of the preceding parenthetical concerning apportionment, for any stockholder that is a Holder of Registrable Securities that is a partnership or corporation, the Affiliates, partners, retired partners and stockholders of such Holder, or the estates and family members of any such Affiliates, partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", as applicable, and any pro-rata reduction with respect to such "Holder" shall be based upon the aggregate amount of the applicable class of Registrable Securities owned by all such related entities and individuals.

3.5 The right of the Holders of Registrable Securities under this Section 3 may be used for an unlimited number of times.

4. Form S-3 Registration.

In case the Company shall receive from the Holders a written request or requests that the Company effects a registration on Form S-3 or any equivalent form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

4.1 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

4.2 use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders who have notified the Company in a written request given within twenty (20) days after receipt of such written notice from the Company of their intention to join such request ("Form S-3 Joining Holders").

4.3 The Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) prior to the date which is the nine month anniversary of the Closing of the Purchase Agreement;

(iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(iv) during the period starting with the date forty five (45) days prior to the Company's good faith estimate of the date of the filing of, and ending three months immediately following the effective date of, a Company-initiated registration (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

4.4 Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 4 shall not be counted as registration effected pursuant to Section 2.

5. Obligations of the Company.

Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

5.1 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, keep such registration statement effective until the distribution contemplated in the registration statement has been completed, or, in the event of registration pursuant to Sections 3 or 4, for a period of twelve (12) months, if earlier. The Company shall not be deemed to have used its reasonable best efforts to keep a registration statement effective during the applicable period if it voluntarily takes any action that would result in the Holder not being able to sell such Registrable Securities during that period, unless such action is required under applicable law;

5.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement within the period of Section 5.1 hereinabove;

5.3 furnish to the Holders and each duly authorized underwriter such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

5.4 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, including indemnification and other customary provisions, in usual and customary form, with the managing underwriter of such offering;

5.5 notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use its reasonable best efforts to amend or supplement such prospectus as soon as practicable to cause such prospectus not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

5.6 notify each Holder of Registrable Securities covered by such registration statement, promptly after the Company shall receive notice thereof, of the time when such registration statement becomes effective or when any amendment or supplement or any prospectus forming a part of such registration has been filed.

5.7 notify each Holder of Registrable Securities covered by such registration statement, promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus for additional information.

5.8 advise each Holder whose Registrable Securities are included in such registration statement promptly after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose; and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued.

5.9 use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or otherwise, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

5.10 cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

5.11 provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

5.12 Same obligations as provided by subsections (h), (j), (l) and (m) of Section 3 of that certain Registration Rights Agreement dated as of January 15, 2004 among the Company and certain purchasers of its common stock.

6. Information from Holder.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall promptly furnish to the Company in writing, upon its written request, such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

7. Expenses of Registration.

All expenses other than underwriting discounts and commissions incurred in connection with registrations, including pre registration expenses such as stockmarket experts or advisors fees etc, filings or qualifications pursuant to Sections 2, 3 and 4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and if at least $500,000 in value of Shares and Warrants are sold pursuant to the Purchase Agreement, the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company.

8. Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

9. Indemnification.

In the event any Registrable Securities are included in a registration statement under this Agreement:

9.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (collectively and individually referred to as the "Indemnified Party"), against any losses, claims, damages or liabilities (joint or several) (or actions with respect thereof) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each Indemnified Party, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnified Party, or (ii) in the case of a sale directly by a seller of Registrable Securities, such Violation was made in a preliminary prospectus and corrected in a final or amended prospectus and due notice was given to all Registrable Securities holders by the Company, and such seller of Registrable Securities failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of Registrable Securities to the person or entity asserting such loss, claim, damage or liability in any case where such delivery is required by the Act or any state securities laws.

9.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 9.2, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and further provided that in no event shall any indemnity under this subsection 9.2 exceed the gross proceeds from such offering received by such Holder.

9.3 Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

9.4 If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

9.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall govern.

9.6 The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus (i) was furnished to the indemnified party and (ii) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

9.7 The obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

10. Reports Under Securities Exchange Act of 1934.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

10.1 make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

10.2 if the Company qualifies for registration on Form S-3, take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities

10.3 file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act including all certifications of the chief executive officer and chief executive officer, or persons performing similar functions, required to be included therein or attached thereto;

10.4 furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may reasonably be requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form; and

10.5 maintain controls and other procedures designed to ensure that information required to be disclosed by the Company in its reports filed or submitted under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

11. Restrictions on Sale by Holders.

11.2 Notwithstanding anything herein to the contrary, and notwithstanding that the Registerable Securities may be registered and freely tradable, commencing on the Closing, a Holder may not transfer, sell or offer for sale under such Initial Registration statement or otherwise such Holder's Registrable Securities for a period of nine (9) months. Commencing after the lapse of 9 months from the date of Closing, each of the Holders shall be entitled to sell up to 25% of such Holder's Registrable Securities in each three month period. For purposes of this section 11, "Closing" shall mean the first closing of the purchase by Holders of Registerable Securities.

11.3 In order to effect the orderly sale of the Registerable Securities as per section 11.2, the parties agree that the Registerable Securities will be held by an escrow agent named in the Escrow Agreement (defined in the Purchase Agreement) and will be released to each Investor as to 25% of the Shares and 25% of the Warrants on each of the 9, 12, 15, and 18 month anniversaries of the Closing.

12. Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided that such transfer or assignment is made pursuant to the provisions of the Company's Certificate of Incorporation, as amended, and any other provisions relating to transfer of securities and applicable law, and provided further that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

13. Limitations on Subsequent Registration Rights.

From the date of the Closing under the Purchase Agreement and for 15 months thereafter, the Company shall not, without the prior written consent of the Holders of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities, including without limitation, on Form S-3. Notwithstanding the foregoing, in the event that any stockholder or future stockholder was granted any right which is superior to, or more favorable than any of the rights granted to the Holders in this Agreement, the holders shall be entitled to such superior right without any further action required. The Company will not enter hereafter into any agreement with respect to its securities, which is inconsistent in any material respect with the rights granted to Holders in this Agreement.

14. Miscellaneous.

14.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No assignment or transfer under this section 14 shall be made unless the transferee agrees in writing to be bound by all agreements binding upon the Company's stockholders immediately prior to such transfer.

14.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Israel excluding those pertaining to conflict of laws.

14.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts executed and delivered by facsimile, e-mail or any other visible electronic means shall be deemed as originals.

14.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.5 Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given to such party under this Agreement on the earliest of the following: (a) the date of personal delivery; (b) one (1) business day after transmission by facsimile, e-mail or any other visible electronic means addressed to the other party at its facsimile number, e-mail or other address, with confirmation of transmission; (c) one (1) business day after deposit with a return receipt express courier for domestic deliveries, or five (5) business days after deposit with a return receipt express courier for deliveries oversees; or (d) five (5) business days after deposit with local mail for registered or certified mail (return receipt requested). All notices not delivered personally or by facsimile or e-mail or electronically will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address of such party in the records of the Company or at such other address as such other party may designate by a ten (10) days prior written notice to the other parties hereto. All notices for delivery abroad will be sent by facsimile, e-mail or any other visible electronic means or by overnight courier. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date effectively given to the last party required to be given such notice.

14.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

14.7 Entire Agreement: Amendments and Waivers; Prior Agreement. This Agreement (including the Schedules hereto, if any) constitutes the full and entire understanding and agreement among the parties hereto with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Common Stock Holders and all Holders and their respective successors and assignees. Effective as of the date hereof, the provisions of the

Prior Agreement in connection with any of the provisions herein shall terminate and be of no further force and effect.

14.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14.9 Calculation. All calculations of the Holders' pro rata share will be made by the Company as of the date of the Company's notice in which such pro rata share appears.

14.10 Obligation of Company; Binding Nature of Exercise. The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform each Holder of any breach hereof (to the extent the Company has knowledge thereof) and to assist each Holder in the exercise of such Holder's rights and performance of such Holder's obligations hereunder.

14.11 Financial Information. The Company will provide to each Investor, with reasonable promptness, such other financial information and projections relating to the business, affairs and financial condition of the Company as is made available by the Company to any other stockholders of the Company (or any series, class or group of stockholders)and as from time to time such Investor may reasonably request.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Pluristem Life Systems, Inc.

By: _________________
_____________, CEO
Address: ______________________

Investor:

______________________
(Print Name)

_________________________
Signature

_________________________
Address

Pluristem Life Systems, Inc.
Investors Rights Agreement dated October 25, 2004
Signature Page

Schedule A
(Investors' Rights Agreement)

Schedule of Investors